Exhibit 99.1

LHC Group announces second quarter 2021 financial results

More than doubles acquired annual revenue target for 2021

LAFAYETTE, La., Aug. 4, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Financial Results

  Net service revenue increased 12.0% to $545.9 million.
  Net income attributable to LHC Group's common stockholders was $37.6 million, or $1.20 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders was $50.9 million, or $1.62 adjusted earnings per diluted share.
  Adjusted EBITDA was $73.6 million.

A reconciliation of all non-GAAP financial results in this release appears on pages 11-12.

Operational and Strategic Highlights

  LHC Group continues to be an industry leader in quality and patient satisfaction. Recent data provided in June 2021 by Strategic Healthcare Programs (SHP) shows that the company's overall home health quality star rating improved to 4.39 as compared to an overall home health quality star rating of 4.23 in the last published data from the Centers for Medicare and Medicaid Services (CMS) in October 2020.
  Organic growth in home health admissions increased 16.4% in the second quarter of 2021 as compared to the second quarter of 2020 and increased sequentially by 1.0% in the second quarter of 2021 over the first quarter of 2021.
  Medicare organic growth in home health admissions increased by 8.8% in the second quarter of 2021 compared with the same period in 2020 and increased sequentially by 1.2% in the second quarter of 2021 over the first quarter of 2021.
  Non-Medicare episodic organic growth in home health admissions increased by 37.0% in the second quarter of 2021 compared with the same period in 2020 and increased by 4.0% sequentially over the first quarter of 2021.
  Organic growth in hospice admissions increased 1.1% in the second quarter of 2021 as compared to the second quarter of 2020.
  LHC Group's acquisition pipeline is currently over $400 million with over $300 million of the targets in exclusive discussions, which enabled the Company to increase its target for acquired revenue in 2021 to a range of $350 million to $500 million (compared with a range of $150 million to $200 million previously) and an expected incremental Adjusted EBITDA contribution in 2022 in a range of $35 million to $50 million.
  Year-to-date, LHC Group has closed on or announced the acquisition of 26 hospice locations, three home health locations, and one HCBS location in 11 states representing annualized revenue of $161.7 million.
  On July 7, 2021, LHC Group announced the formation of a strategic partnership to jointly develop and deliver an expanded service offering of advanced clinical care services in the home. This innovative, clinician-led, proprietary model will elevate in-home care and deliver higher acuity care in the home by harnessing the combined talent and experience of partner physicians and the nurses, therapists, and physician extenders at LHC Group as well as LHC Group's industry leading in-home patient care, proprietary data analytics capabilities, clinical modeling, and technologies.
  On August 3, the Company closed on an expanded revolving credit facility totaling $800 million with lower borrowing costs and an accordion feature that increases the total borrowing capacity to $1.3 billion, an increase from the previous borrowing capacity of $700 million.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "Favorable industry tailwinds continue to propel at home care and LHC Group with strong bi-partisan support for the recently introduced Choose Home legislation, our recently announced partnership that provides the missing link that advanced home care programs have needed, and leading quality scores that are driving market share gains. Recent third-party polling data demonstrates an overwhelming preference by patients to be treated in the safety and comfort of their home or residence. We are seeing the same kind of demand from our hospital partners for SNF-at-home and hospital-at-home programs that started during the pandemic and has accelerated since our recent announcement to launch a comprehensive offering of clinicians covering all aspects of advanced clinical care services in the home later this year."

Revenues in the second quarter of 2021 increased 12.0% to $545.9 million, compared to $487.3 million in the second quarter of 2020. Net income attributable to LHC Group, Inc. totaled $37.6 million, or $1.20 per diluted share, compared to $44.7 million, or $1.43 per diluted share, in the second quarter of 2020. The Company recognized $36.8 million, $27.2 million net of tax, or $0.87 per diluted share, in government stimulus income during the second quarter of 2020 related to general distribution funds received from the provider relief fund established by the Coronavirus Aid, Relief, and Economic Security ("CARES") Act. During November 2020, the Company announced it would return, or repay early, its share of provider relief fund distributions of approximately $93.3 million and approximately $317.9 million in Medicare accelerated payments. In the third quarter of 2020, the Company reversed the $44.4 million of government stimulus income that it recognized during the second quarter of 2020.

For the second quarter of 2021, adjusted net income attributable to LHC Group's common stockholders increased 32.0% to $50.9 million, or $1.62 per diluted share, compared to $38.6 million, or $1.23 per diluted share, in the second quarter of 2020. For the second quarter of 2021, Adjusted EBITDA increased 27.5% to $73.6 million, compared to $57.7 million in the second quarter of 2020. Adjusted net income attributable to LHC Group's common stockholders and Adjusted EBITDA are non-GAAP financial measures. A table providing reconciliation of these non-GAAP financial results is provided in this release on pages 11-12.

Full Year 2021 Guidance
The Company affirmed its 2021 guidance for revenue and adjusted EBITDA, less non-controlling interest, of $2.215 billion to $2.265 billion and $290 million to $300 million, respectively, and raised its adjusted earnings per diluted share guidance to be in a range of $6.30 to $6.50 (compared with $6.20 to $6.40 previously).

Joshua L. Proffitt, LHC Group's President, added, "With the second quarter results in line with our expectations, we enter the back half of 2021 with increased confidence in our organic growth trajectory. Our total organic home health, Medicare and non-Medicare episodic admissions are all up year over year and sequentially while organic admissions, length of stay and average daily census are up year over year and census is up sequentially on improving length of stay in our hospice service line. We had previously anticipated this would be a record year for M&A transactions, and we have already exceeded those initial projections. Based on the breadth and depth of our pipeline, we have more than doubled our original target to $350 million to $500 million in acquired annual revenue in 2021 with a corresponding increase in Adjusted EBITDA that will accelerate next year's growth as well."

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges do not take into account the impact of future COVID-19 related costs and expenses. The Company is estimating COVID-19 related costs and expenses in the range of $30 million to $35 million in the full year of 2021. The Company's guidance ranges also do not take into account reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed guidance assumptions.

Conference Call
LHC Group will host a conference call on Thursday, August 5, 2021, at 9:00 a.m. Eastern time to discuss its second quarter 2021 results. The toll-free number to call for this interactive teleconference is (888) 347-8204 (international callers: (412) 902-4249). A telephonic replay of the conference call will be available through midnight on Thursday, August 12, 2021, by dialing (877) 344-7529 (international callers: (412) 317-0088) and entering confirmation number 10158292.

The Company has posted supplemental financial information on the second quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home, and community-based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. Through Imperium Health, the company's ACO management and enablement company, LHC Group helps partners improve both savings and patient outcomes with a value-based approach. As the preferred joint venture partner for over 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements
This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2021 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data) (Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$112,108	$286,569
Receivables:
Patient accounts receivable	329,166	301,209
Other receivables	9,214	11,522
Amounts due from governmental entities	149	—
Total receivables	338,529	312,731
Prepaid income taxes	13,739	—
Prepaid expenses	26,542	22,058
Other current assets	18,749	25,664
Total current assets	509,667	647,022
Property, building and equipment, net of accumulated depreciation of $90,652 and $82,721, respectively	145,314	138,366
Goodwill	1,259,726	1,259,147
Intangible assets, net of accumulated amortization of $18,261 and $17,659, respectively	313,638	315,355
Assets held for sale	1,900	1,900
Operating lease right of use asset	105,201	100,046
Other assets	31,679	21,518
Total assets	$2,367,125	$2,483,354
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$56,888	$64,864
Salaries, wages, and benefits payable	88,030	88,666
Self-insurance reserves	31,140	35,103
Income tax payable	—	21,464
Government stimulus advance	—	93,257
Contract liabilities - deferred revenue	252,936	317,962
Current operating lease liabilities	33,081	32,676
Amounts due to governmental entities	1,608	1,516
Current liabilities - deferred employer payroll tax	25,928	25,928
Total current liabilities	489,611	681,436
Deferred income taxes	66,726	47,237
Income taxes payable	6,625	6,203
Revolving credit facility	—	20,000
Other long term liabilities	25,928	25,928
Long-term operating lease liabilities	74,993	70,275
Total liabilities	663,883	851,079
Noncontrolling interest — redeemable	18,589	18,921
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized; 36,525,831 and 36,355,497 shares issued, and 31,252,929 and 31,139,840 shares outstanding, respectively	365	364
Treasury stock — 5,272,902 and 5,215,657 shares at cost, respectively	(79,765)	(69,011)
Additional paid-in capital	969,897	962,120
Retained earnings	707,599	635,297
Total LHC Group, Inc. stockholders' equity	1,598,096	1,528,770
Noncontrolling interest — non-redeemable	86,557	84,584
Total stockholders' equity	1,684,653	1,613,354
Total liabilities and stockholders' equity	$2,367,125	$2,483,354

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net service revenue	$545,907	$487,320	$1,070,742	$1,000,191
Cost of service revenue (excluding depreciation and amortization)	317,872	306,712	628,144	627,914
Gross margin	228,035	180,608	442,598	372,277
General and administrative expenses	167,061	150,574	330,310	308,440
Impairment of intangibles and other	760	600	937	600
Government stimulus income	—	(44,435)	—	(44,435)
Operating income	60,214	73,869	111,351	107,672
Interest expense	(143)	(841)	(406)	(3,609)
Income before income taxes and noncontrolling interest	60,071	73,028	110,945	104,063
Income tax expense	13,318	15,227	22,759	18,586
Net income	46,753	57,801	88,186	85,477
Less net income attributable to noncontrolling interests	9,110	13,109	15,884	18,761
Net income attributable to LHC Group, Inc.'s common stockholders	$37,643	$44,692	$72,302	$66,716

Earnings per share:
Basic	$1.21	$1.44	$2.32	$2.15
Diluted	$1.20	$1.43	$2.30	$2.13
Weighted average shares outstanding:
Basic	31,225	31,104	31,188	31,060
Diluted	31,430	31,324	31,423	31,301

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income	$88,186	$85,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,541	10,385
Amortization of operating lease right of use asset	17,995	17,090
Stock-based compensation expense	7,506	6,943
Deferred income taxes	19,489	10,461
Loss on disposal of assets	19	154
Impairment of intangibles and other	937	600
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(25,649)	(38,186)
Prepaid expenses	(4,484)	(2,436)
Other assets	6,170	(4,169)
Prepaid income taxes	(13,739)	3,322
Accounts payable and accrued expenses	(9,148)	(16,354)
Salaries, wages, and benefits payable	(4,560)	3,850
Government stimulus advance	—	44,273
Contract liabilities - deferred revenue	(65,026)	310,712
Other long term liabilities	—	17,818
Operating lease liabilities	(17,962)	(16,876)
Income taxes payable	(21,042)	2,506
Net amounts due to/from governmental entities	(57)	306
Net cash provided by (used in) operating activities	(11,824)	435,876
Investing activities:
Purchases of property, building and equipment	(15,619)	(40,944)
Proceeds from sale of property, building and equipment	150	7,142
Cash received (paid) for acquisitions	(649)	3,125
Proceeds from sale of an entity	1,531	—
Investments	(10,100)
Net cash used in investing activities	(24,687)	(30,677)
Financing activities:
Proceeds from line of credit	—	256,230
Payments on line of credit	(20,000)	(479,230)
Government stimulus advance	(93,257)	—
Proceeds from employee stock purchase plan	1,222	1,107
Noncontrolling interest distributions	(13,332)	(10,267)
Withholding taxes paid on stock-based compensation	(10,754)	(8,602)
Purchase of additional controlling interest	(2,113)	(23,575)
Exercise of vested awards and stock options	—	218
Sale of noncontrolling interest	284	—
Net cash (used in) provided by financing activities	(137,950)	(264,119)
Change in cash	(174,461)	141,080
Cash at beginning of period	286,569	31,672
Cash at end of period	$112,108	$172,752
Supplemental disclosures of cash flow information:
Interest paid	$1,322	$4,083
Income taxes paid	$38,103	$2,375
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$25,656	$18,690
Non-Cash Investing Activity:
Accrued capital expenditures	$1,108	$2,348

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2021
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$396,534	$63,804	$48,407	$31,030	$6,132	$545,907
Cost of service revenue (excluding depreciation and amortization)	219,925	39,647	34,683	20,460	3,157	317,872
General and administrative expenses	123,245	18,114	11,923	10,906	2,873	167,061
Impairment of intangibles and other	760	—	—	—	—	760
Operating income (loss)	52,604	6,043	1,801	(336)	102	60,214
Interest expense	(106)	(20)	(10)	(5)	(2)	(143)
Income (loss) before income taxes and noncontrolling interest	52,498	6,023	1,791	(341)	100	60,071
Income tax expense (benefit)	11,706	1,280	470	(152)	14	13,318
Net income (loss)	40,792	4,743	1,321	(189)	86	46,753
Less net income (loss) attributable to non controlling interests	7,500	1,208	85	322	(5)	9,110
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$33,292	$3,535	$1,236	$(511)	$91	$37,643
Total assets	$1,681,871	$288,985	$245,071	$85,520	$65,678	$2,367,125

	Three Months Ended June 30, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$339,872	$61,055	$47,675	$33,639	$5,079	$487,320
Cost of service revenue (excluding depreciation and amortization)	205,146	37,271	38,747	21,785	3,763	306,712
General and administrative expenses	110,209	16,266	11,124	10,165	2,810	150,574
Impairment of intangibles and other	—	600	—	—	—	600
Government stimulus income	(35,019)	(4,731)	(2,865)	(1,656)	(164)	(44,435)
Operating income (loss)	59,536	11,649	669	3,345	(1,330)	73,869
Interest expense	(594)	(97)	(79)	(47)	(24)	(841)
Income (loss) before income taxes and noncontrolling interest	58,942	11,552	590	3,298	(1,354)	73,028
Income tax expense (benefit)	12,807	2,439	(12)	373	(380)	15,227
Net income (loss)	46,135	9,113	602	2,925	(974)	57,801
Less net income (loss) attributable to non controlling interests	9,922	2,164	33	997	(7)	13,109
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$36,213	$6,949	$569	$1,928	$(967)	$44,692
Total assets	$1,656,022	$268,771	$259,742	$101,258	$71,306	$2,357,099

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2021
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$770,362	$126,538	$97,532	$64,399	$11,911	$1,070,742
Cost of service revenue (excluding depreciation and amortization)	432,298	78,217	69,555	41,635	6,439	628,144
General and administrative expenses	242,642	36,241	23,452	22,163	5,812	330,310
Impairment of intangibles and other	937	—	—	—	—	937
Operating income (loss)	94,485	12,080	4,525	601	(340)	111,351
Interest expense	(288)	(56)	(34)	(19)	(9)	(406)
Income (loss) before income taxes and noncontrolling interest	94,197	12,024	4,491	582	(349)	110,945
Income tax expense (benefit)	19,596	2,347	988	(95)	(77)	22,759
Net income (loss)	74,601	9,677	3,503	677	(272)	88,186
Less net income (loss) attributable to non controlling interests	12,349	2,223	364	979	(31)	15,884
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$62,252	$7,454	$3,139	$(302)	$(241)	$72,302

	Six Months Ended June 30, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$707,693	$121,586	$96,139	$63,320	$11,453	$1,000,191
Cost of service revenue (excluding depreciation and amortization)	425,586	75,305	77,200	42,127	7,696	627,914
General and administrative expenses	226,232	32,892	22,583	20,545	6,188	308,440
Impairment of intangibles and other	—	600	—	—	—	600
Government stimulus income	(35,019)	(4,731)	(2,865)	(1,656)	(164)	(44,435)
Operating income (loss)	90,894	17,520	(779)	2,304	(2,267)	107,672
Interest expense	(2,494)	(400)	(345)	(266)	(104)	(3,609)
Income (loss) before income taxes and noncontrolling interest	88,400	17,120	(1,124)	2,038	(2,371)	104,063
Income tax expense (benefit)	16,096	3,047	(218)	174	(513)	18,586
Net income (loss)	72,304	14,073	(906)	1,864	(1,858)	85,477
Less net income (loss) attributable to non controlling interests	14,528	3,131	(122)	1,240	(16)	18,761
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$57,776	$10,942	$(784)	$624	$(1,842)	$66,716

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Key Data:	2021	2020	2021	2020

Home Health Services:
Locations	531	553	531	553
Acquired	1	—	1	6
De novo	—	—	—	—
Divested/consolidated	(1)	(3)	(4)	(6)
Total new admissions	109,082	93,482	217,004	201,664
Medicare new admissions	54,990	50,545	109,403	110,425
Average daily census	85,554	77,530	84,745	77,254
Average Medicare daily census	45,134	44,811	45,186	45,453
Medicare completed and billed episodes	85,663	81,218	170,273	171,445
Average Medicare case mix for completed and billed Medicare episodes	1.02	0.99	1.02	1.02
Average reimbursement per completed and billed Medicare episodes	$2,899	$2,771	$2,881	$2,785
Total visits	2,151,665	1,963,924	4,209,298	4,099,715
Total Medicare visits	1,091,779	1,088,026	2,153,757	2,324,737
Average visits per completed and billed Medicare episodes	12.7	13.4	12.6	13.6
Organic growth: (1)
Net revenue	16.4%	(12.7)%	9.4%	(7.7)%
Net Medicare revenue	10.3%	(18.6)%	3.2%	(12.6)%
Total new admissions	16.4%	(4.7)%	7.3%	1.1%
Medicare new admissions	8.8%	(14.3)%	-0.9%	(8.3)%
Average daily census	10.3%	(2.4)%	10.2%	(2.0)%
Average Medicare daily census	0.9%	(12.3)%	0.0%	(10.9)%
Medicare completed and billed episodes	6.2%	(16.9)%	0.5%	(10.3)%

Hospice Services:
Locations	120	112	120	112
Acquired	2	—	2	3
De novo	—	—	1	—
Divested/consolidated	(2)	—	(2)	(1)
Admissions	4,967	4,869	10,418	9,929
Average daily census	4,454	4,377	4,433	4,333
Patient days	405,339	398,283	802,313	788,652
Average revenue per patient day	$158.54	$153.86	$160.19	$154.00
Organic growth: (1)
Total new admissions	1.1%	1.8%	4.7%	0.9%

Home and Community-Based Services:
Locations (2)	133	111	133	111
Acquired	1	—	1	4
De novo	3	—	7	—
Divested/consolidated	—	—	—	—
Average daily census	13,514	14,333	13,625	14,358
Billable hours	1,878,138	1,921,900	3,779,419	3,907,500
Revenue per billable hour	$25.88	$25.95	$25.96	$25.64

Facility-Based Services:
Long-term Acute Care
Locations	12	13	12	13
Acquired	—	—	—	—
Divested/consolidated	—	—	—	—
Patient days	20,199	23,658	41,359	43,819
Average revenue per patient day	$1,517	$1,385	$1,517	$1,371
Average Daily Census	222	260	229	241

(1)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$37,643	$44,692	$72,302	$66,716
Add (net of tax):
Acquisition, de novo and legal expenses (1)	3,477	410	3,477	1,516
Closures/relocations/consolidations (2)	1,048	523	1,179	866
COVID-19 impact:
PPE, supplies and other expenses (3)	7,999	20,170	16,851	22,278
CARES Act tax benefit (4)	—	—	—	(2,210)
Provider Relief Fund (PRF) (5)	—	(32,882)	—	(32,882)
NCI associated with PRF (6)	—	5,643	—	5,643
ERP implementation (7)	728	—	728	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$50,895	$38,556	$94,537	$61,927

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$1.20	$1.43	$2.30	$2.13
Add (net of tax):
Acquisition, de novo and legal expenses (1)	0.11	0.01	0.11	0.05
Closures/relocations/consolidations (2)	0.03	0.02	0.04	0.03
COVID-19 impact:
PPE, supplies and other expenses (3)	0.26	0.64	0.54	0.71
CARES Act tax benefit (4)	—	—	—	(0.07)
Provider Relief Fund (PRF) (5)	—	(1.05)	—	(1.05)
NCI associated with PRF (6)	—	0.18	—	0.18
ERP implementation (7)	0.02	—	0.02	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.62	$1.23	$3.01	$1.98

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$37,643	$44,692	$72,302	$66,716
Add:
Income tax expense	13,318	15,227	22,759	18,586
Interest expense, net	143	841	406	3,609
Depreciation and amortization	4,542	5,252	9,541	10,385
Adjustment items (1)	17,942	(8,292)	30,109	(3,436)
Adjusted EBITDA	$73,588	$57,720	$135,117	$95,860

1. Adjustment items (pre-tax):
Acquisition, de novo and legal expenses (1)	4,708	554	4,708	2,064
Closures/relocation/consolidations (2)	1,419	706	1,596	1,174
COVID-19 PPE, supplies and other expenses (3)	10,829	27,257	22,819	30,135
Provider Relief Fund (PRF) (5)	—	(44,435)	—	(44,435)
NCI associated with PRF (6)	—	7,626	—	7,626
ERP implementation (7)	986		986
Total adjustments	$17,942	$(8,292)	$30,109	$(3,436)

1.

Expenses and other costs associated with recently announced or completed acquisitions, de novos and legal expenses ($4.7 million pre-tax in the three and six months ended June 30, 2021; $0.5 million pre-tax in the three months ended June 30, 2020 and $2.1 million pre-tax in the six months ended June 30, 2020).

2.

Loss on the sale of an asset and other expenses associated with a closure or consolidation, including impairment ($1.4 million pre-tax in the three months ended June 30, 2021 and $1.6 million in the six months ended June 30, 2021; ($0.7 million pre-tax in the three months ended June 30, 2020 and $1.2 million pre-tax in the six months ended June 30, 2020).

3.

COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies and wage adjustments ($10.8 million pre-tax in the three months ended June 30, 2021 and $22.8 million pre-tax in the three months ended June 30, 2020; ($27.3 million pre-tax in the three months ended June 30, 2020 and $30.1 million pre-tax in the six months ended June 30, 2020).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

5.

Government stimulus income recognized during the second quarter of 2020 related to general distribution funds received from the Provider Relief Fund ($44.4 million pre-tax in the three and six months ended June 30, 2020).

6.

Non-controlling interest distributed to our Joint Venture partners in association with the Government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax in the three months ended June 30, 2020).

7.	Expenses and other costs associated with the implementation of an Enterprise Resource Planning software ($1.0 million pre-tax in the second quarter and first half of 2020).

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com